EXHIBIT 3
                                                                      ---------


                               LOCK-UP AGREEMENT


                                                        August 9, 2007

MercadoLibre, Inc.
Tronador 4980, 8th floor
Buenos Aires, C1430DNN
Argentina

                Re:    MercadoLibre, Inc. --- Public Offering

Ladies and Gentlemen:

        The undersigned understands that MercadoLibre, Inc., a Delaware corporation (the "Company"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters (as defined in the Underwriting Agreement) listed in Schedule I to the Underwriting Agreement referred to above, providing for the public offering (the "Public Offering") by the Company and the selling stockholders named therein, of Common Stock $0.001 per share par value, of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In connection with the undersigned's purchase of Common Stock in the Public Offering and for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the period ending 540 calendar days after the date set forth on the final prospectus (the "Lock-up Period") relating to the Public Offering (the "Lock-Up Period"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.


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                                                                            A-2


        In addition, the undersigned agrees that, without the prior written consent of the Company, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        Notwithstanding the foregoing, any transfer, disposition or bona fide gift of Common Stock by the undersigned (i) to limited partners or holders of equity interests of the undersigned, and (ii) to wholly owned subsidiaries of the undersigned or to the parent corporation of the undersigned or to another wholly owned subsidiary of such parent corporation, or otherwise to an affiliate (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended), and (iii) in transactions relating to Shares acquired by the undersigned in open market transactions subsequent to the Public Offering; PROVIDED, HOWEVER, that in the case of (i) and (ii) above, it shall be a condition to the transfer that the transferee (or, in the case of a trust, the trustee of such trust) is receiving and holding such Common Stock subject to the provisions of this Lock-up Agreement, and there shall be no further transfer of such capital stock except in accordance with this Lock-up Agreement, that any such transfer shall not involve a disposition for value and that any such transfer will only be permissible hereunder so long as no public reports (including but not limited to reports pursuant to Rule 144 of the Securities Act of 1933, as amended, and pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) are required to be filed, or voluntarily, filed by the undersigned or any transferee of the undersigned during the Lock-up Period.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        The undersigned understands that the Company is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-up Agreement.

                This Lock-up Agreement shall lapse and become null and void if the Public Offering shall not have closed on or before September 30, 2007.


                           [SIGNATURE PAGE FOLLOWS.]

                  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                        Very truly yours,


                                        GENERAL ATLANTIC PARTNERS 84, L.P.
                                        By: General Atlantic LLC,
                                            its general partner

                                        By: /s/ David C. Hodgson
                                            ----------------------------
                                            Name:  David C. Hodgson
                                            Title: Managing Director



                                        GAPSTAR, LLC
                                        By: General Atlantic LLC,
                                            its sole member

                                        By: /s/ David C. Hodgson
                                            ----------------------------
                                            Name:  David C. Hodgson
                                            Title: Managing Director



                                        GAP COINVESTMENTS III, LLC

                                        By: /s/ David C. Hodgson
                                            ----------------------------
                                            Name:  David C. Hodgson
                                            Title: Managing Member



                                        GAP COINVESTMENTS IV, LLC

                                        By: /s/ David C. Hodgson
                                            ----------------------------
                                            Name:  David C. Hodgson
                                            Title: Managing Member



                        SIGNATURES CONTINUE ON NEXT PAGE


                      SIGNATURE PAGE TO LOCK UP AGREEMENT

                                        GAPCO GMBH & CO. KG
                                        By: GAPCO Management GmbH,
                                            its general partner

                                        By: /s/ David C. Hodgson
                                            ----------------------------
                                            Name:  David C. Hodgson
                                            Title: Managing Director



                                        GAP COINVESTMENTS CDA, L.P.
                                        By:  General Atlantic LLC,
                                             its general partner

                                        By: /s/ David C. Hodgson
                                            ----------------------------
                                            Name:  David C. Hodgson
                                            Title: Managing Director




                      SIGNATURE PAGE TO LOCK UP AGREEMENT